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                                                                EXHIBIT 10.18(A)

                               FIRST AMENDMENT TO
                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

         THIS FIRST AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "First Amendment"), dated as of May 13, 2002, by and among Animas Corporation, a Delaware corporation (the "Company"), the Existing Holders (as such term is defined herein) and persons or entities identified on the signature pages hereto as the "Second Additional Series C Investors" (each, a "Second Additional Series C Investor" and collectively, the "Additional Series C Investors").

         WHEREAS, the Company and certain holders of the Company's capital stock (the "Existing Holders") have entered into an Amended and Restated Stockholders Agreement dated as of October 11, 2001 (together with all joinders thereto, the "Stockholders Agreement");

         WHEREAS, concurrently with the execution of this First Amendment, the Additional Series C Investors are acquiring from the Company shares of the Company's Series C Convertible Preferred Stock, $.01 par value per share (the "Additional Series C Stock"), pursuant to that certain Amendment to Series C Convertible Preferred Stock Purchase Agreement of even date herewith (the "2002 Series C Purchase Agreement") and this First Amendment is a condition precedent to the Additional Series C Investors purchasing the shares of Additional Series C Stock under the 2002 Series C Purchase Agreement;

         WHEREAS, to induce the Additional Series C Investors to purchase the shares of Additional Series C Stock, the Company and the Existing Stockholders desire to amend the Stockholders Agreement as set forth in full herein;

         WHEREAS, pursuant to Section 14 of the Stockholders Agreement, the Stockholders Agreement may be amended by (i) the Initial Series B Purchasers holding at least sixty (60%) of the votes entitled to be cast by the holders of the Series B Preferred Stock owned by all such Initial Series B Purchasers, solely with respect to such shares of Series B Preferred Stock, (ii) the Initial Purchasers owning at least sixty (60%) of the votes entitled to be cast by the holders of the Series C Preferred Stock owned by all such Initial Purchasers, solely with respect to such shares of Series C Preferred Stock, (iii) the holders of a majority of the votes entitled to be cast by the holders of the outstanding Preferred Stock, solely with respect to such shares of Preferred Stock, and (iv) the Company; and

         WHEREAS, the agreement of the parties necessary to effect this First Amendment pursuant to Section 14 of the Stockholders Agreement has been obtained;

         NOW, THEREFORE, in consideration of the agreements and mutual covenants set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto agree as follows:

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         1.       Defined Terms. Capitalized terms used but not otherwise
defined herein shall have the meanings ascribed to such terms in the Stockholders Agreement.

         2. Additional Parties. Each of the Additional Series C Investors is hereby joined as a party to the Stockholders Agreement and is deemed to be a "Stockholder" for all purposes under such Stockholders Agreement. Accordingly, each of the Additional Series C Investors agrees to be bound by all of the terms and provisions of the Stockholders Agreement, as amended by this Amendment, and shall be entitled to all of the benefits and privileges of a Stockholder as defined in the Stockholders Agreement, as amended by this Amendment.

         3. Series C Investors. The meaning of the term "Series C Investors" is amended to include the Additional Series C Investors.

         4. Ratification of Stockholders Agreement. Except as expressly amended hereby, all of the terms of the Stockholders Agreement shall remain in full force and effect, and are hereby ratified and confirmed.

         5. Controlling Law. This First Amendment and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, notwithstanding any conflict of laws doctrines of such Commonwealth or any other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

         6. Execution in Counterparts and via Facsimile. This First Amendment may be executed via facsimile and in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument. This First Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of: (i) the Company, (ii) the Additional Series C Investors, (iii) the Initial Series B Purchasers holding at least 60% of the votes entitled to be cast by the holders of the Series B Preferred Stock owned by all such Initial Series B Purchasers, solely with respect to such shares of Series B Preferred Stock, (iv) the Initial Purchasers (as defined in the Series C Purchase Agreement) owning at least 60% of the votes entitled to be cast by the holders of the Series C Preferred Stock owned by all such Initial Purchasers, solely with respect to such shares of Series C Preferred Stock, and (v) the holders of a majority of the votes entitled to be cast by the holders of the outstanding Preferred Stock, solely with respect to such shares of Preferred Stock, prior to the sale of the Additional Series C Stock to the Additional Series C Investors.

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         IN WITNESS WHEREOF, the parties have executed this First Amendment to
Amended and Restated Stockholders Agreement on the date first above written.

COMPANY                                 SECOND ADDITIONAL SERIES C  INVESTORS

Animas Corporation

By: /s/ Richard A Baron
    --------------------------          PILGRIM BAXTER HYBRID PARTNERS II, L.P.

Name: Richard A Baron                     By: Pilgrim Baxter Hybrid Partners II
                                              General Partner, L.P.
Its: Vice President Finance, CFO
     Assistant Secty                      Its: General Partner

                                           By: Pilgrim Baxter & Associates, Ltd.
                                           Its: General Partner

                                               By: /s/ Samuel H Baker
                                                  ------------------------------
                                               Name: Samuel H Bakers
                                               Title: Vice President

                                        Address: c/o Pilgrim Baxter & Associates
                                                 1400 Liberty Ridge Drive
                                                 Wayne, PA 19087-5593
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